EXECUTION VERSION GUARANTY AND SECURITY AGREEMENT This GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is dated May 22, 2019 by and among NORTHSTAR HEALTHCARE ACQUISITIONS, L.L.C., a Delaware limited liability company (“Borrower”), each of the other Persons listed on the signature pages hereof or that becomes a party hereto (together with the Borrower, the “Grantors” and each, a “Grantor”) and COMPASS BANK, in its capacity as Super Priority Agent (together with its successors and assigns, “Super Priority Agent”) for the Super Priority Lenders and each other Secured Party (each as defined in the Super Priority Credit Agreement referred to below). WHEREAS, pursuant to that certain Super Priority Credit Agreement dated as of May 22, 2019 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Super Priority Credit Agreement”) by and among the Borrower, the other Loan Parties, the Super Priority Lenders, and Super Priority Agent, the Super Priority Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Super Priority Credit Agreement); WHEREAS, this Agreement is given as a condition to the loans, advances and other extensions of credit available to Borrower under the Super Priority Credit Agreement and is intended to provide security for the payment and performance of the Obligations owing by Borrower to the Secured Parties; WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Super Priority Credit Agreement; and WHEREAS, it is a condition precedent to the obligation of the Super Priority Lenders to make their respective extensions of credit to the Borrower under the Super Priority Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Super Priority Agent. NOW, THEREFORE, in consideration of the premises and to induce the Super Priority Lenders and Super Priority Agent to enter into the Super Priority Credit Agreement and to induce the Super Priority Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with Super Priority Agent as follows: ARTICLE 1 LOAN AGREEMENT 1.1 Incorporation by Reference. This Agreement is entered into pursuant to the terms and conditions of the Super Priority Credit Agreement. 1.2 Definitions. Any capitalized term used but not otherwise defined herein shall have the meaning given to it in the Super Priority Credit Agreement; provided, that the following 502181873 v2 1205867.00001 terms shall have the meanings ascribed to them in the UCC: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Instruments, Investment Property, Letter-of-Credit Rights, Payment Intangible, Software, and Supporting Obligations. ARTICLE 2 GUARANTY 2.1 Guaranty of Payment. (a) Each Grantor hereby absolutely, unconditionally and irrevocably guarantees to Super Priority Agent (for the benefit of the Secured Parties) the payment, in each case, whether now in existence or hereafter arising, of any and all of the Obligations and including any such Obligations incurred after the commencement of any proceeding under any Debtor Relief Law (including any interest accruing under any Super Priority Loan Document after the filing of a petition with respect to any Loan Party under any Debtor Relief Law, whether or not allowed or allowable as a claim in the related proceeding), as and when the same shall become due and payable, whether at maturity, by acceleration or otherwise. (b) Each Grantor hereby unconditionally guarantees and agrees to timely perform and comply with the due and punctual payment and the full and faithful performance of and compliance with all of the terms, covenants, conditions and agreements contained in the Super Priority Loan Documents (and all renewals, extensions, modifications and rearrangements thereof). 2.2 Maximum Guaranteed Amount. Notwithstanding any other provision of this Agreement to the contrary, if the obligations of any Grantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate or similar Law or any Debtor Relief Law, fraudulent conveyance or other Laws affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Grantor’s liability under this Agreement, then notwithstanding any other provision of this Agreement to the contrary, the amount of liability shall, without any further action by any Grantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in any such action or proceeding. 2.3 Continuing Nature. This Agreement shall be continuing and shall not be discharged, impaired or affected by (i) the power or authority or lack thereof of any Loan Party to incur or contract for the Obligations or to execute, acknowledge or deliver any document, agreement or other instrument evidencing, securing or otherwise executed in connection with the Obligations; (ii) the regularity or irregularity, validity or invalidity, or enforceability or unenforceability of the Obligations; (iii) any defenses (other than the payment and performance of the Obligations in full) or counterclaims whatsoever that any Loan Party may or might have to the payment or performance of the Obligations or to the assertion of a default under any document, agreement or other instrument evidencing, securing or otherwise executed in connection with the Obligations including, but not limited to, lack of consideration, statute of frauds, infancy, breach of warranty, lender liability, usury, fraud and statute of limitations; (iv) 2 502181873 v2 1205867.00001 the existence or non-existence of any Loan Party as a legal entity; (v) the transfer by any Loan Party of all or any part of the property securing the Obligations; (vi) any right of setoff, counterclaim or defense (other than the payment and performance of the Obligations in full) that any Grantor may or might have to its respective undertakings, liabilities and obligations under this Agreement, each and every such defense being hereby waived by each Grantor; or (vii) the inability of Super Priority Agent to claim any amount of interest, fees, costs, or charges from any Loan Party pursuant to Section 506(b) of the Bankruptcy Code of the United States. 2.4 Grantor’s Agreement To Pay. Subject to the terms and conditions of Section 10.4 of the Super Priority Credit Agreement, each Grantor further agrees, as the principal obligor and not as a guarantor or surety only, to pay to Super Priority Agent, on demand, all costs and out-of-pocket expenses (including court costs and reasonable legal expenses) incurred or expended by Super Priority Agent in connection with the enforcement of this Agreement. 2.5 Obligations Absolute. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, any Grantor, nor shall any of the following give any Grantor any recourse or right of action against Super Priority Agent: (a) any express or implied amendment, modification, renewal, addition, supplement, extension (including extensions beyond the original term) or acceleration of or to any of the Super Priority Loan Documents; (b) any exercise or non-exercise by Super Priority Agent of any right or privilege under this Agreement or any of the Super Priority Loan Documents; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower, any Grantor or any other guarantor (which term shall include any other party at any time directly or contingently liable for any Loan Party’s obligations under the Super Priority Loan Documents) or any affiliate of any Loan Party or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Grantor shall have had notice or knowledge of any of the foregoing; (d) any release or discharge of Borrower from its liability under any of the Super Priority Loan Documents or any release or discharge of any endorser, any Grantor, any other guarantor, or of any other party at any time directly or contingently liable for the Obligations (other than due to the payment and performance of the Obligations in full); (e) any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any or all of the property or other collateral described in any of the Super Priority Loan Documents or otherwise in any manner, or any substitution with respect thereto; (f) any assignment or other transfer of this Agreement in whole or in part or of any of the Super Priority Loan Documents; (g) any acceptance of partial performance of the Obligations; 3 502181873 v2 1205867.00001

(h) any consent to the transfer of the Collateral or any portion thereof or any other collateral described in the Super Priority Loan Documents or otherwise; and (i) any bid or purchase at any sale of the Collateral or any other collateral described in the Super Priority Loan Documents or otherwise. 2.6 Waivers. Each Grantor unconditionally waives any defense to the enforcement of this Agreement, including: (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement; (b) any right to require Super Priority Agent to proceed against Borrower, any Grantor, or any guarantor at any time or to proceed against or exhaust any security held by Super Priority Agent at any time or to pursue any other remedy whatsoever at any time; (c) the defense of any statute of limitations affecting the liability of Grantor hereunder or the liability of Borrower, any other Grantor, or any guarantor under the Super Priority Loan Documents, or the enforcement hereof, to the extent permitted by law; (d) any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) any of the Super Priority Loan Documents or any disability of Borrower, any Grantor, or any guarantor or of any manner in which Super Priority Agent has exercised its rights and remedies under the Super Priority Loan Documents, or by any cessation from any cause whatsoever of the liability of Borrower, any Grantor or any guarantor; (e) without limitation on clause (d) above, any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any Loan Party or any principal of any Loan Party or any defect in the formation of any Loan Party or any principal of any Loan Party; (f) any defense based upon the application by Borrower of the proceeds of the Loans for purposes other than the purposes represented by Borrower to Super Priority Agent or intended or understood by Super Priority Agent or Grantor; (g) any defense based upon an election of remedies by Super Priority Agent, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real or personal property security, which destroys or otherwise impairs the subrogation rights of Grantor or the rights of Grantor to proceed against Borrower, any other Grantor, or any guarantor for reimbursement, or both; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal; 4 502181873 v2 1205867.00001

(i) any defense based upon Super Priority Agent’s election, in any proceeding instituted under the Bankruptcy Code of the United States, of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States or any successor statute; (j) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code of the United States; (k) any duty of Super Priority Agent to advise Grantor of any information known to Super Priority Agent regarding the financial condition of any Loan Party and all other circumstances affecting such Loan Party’s ability to perform its obligations to Super Priority Agent, it being agreed that Grantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and (l) any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Super Priority Agent now has or may hereafter have against any Loan Party or any benefit of, or any right to participate in, any security now or hereafter held by Super Priority Agent. 2.7 Subrogation. Each Grantor understands that the exercise by Super Priority Agent of certain rights and remedies may affect or eliminate such Grantor’s right of subrogation against Borrower, any other Grantor, or any guarantor and that such Grantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, each Grantor hereby authorizes and empowers Super Priority Agent, its successors, endorsees, and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of such Grantor that the obligations hereunder shall be absolute, continuing, independent, and unconditional under any and all circumstances. Notwithstanding any other provision of this Agreement to the contrary, until the Termination Date, each Grantor hereby waives and releases, to the fullest extent permitted by law, any claim or other rights which such Grantor may now have or hereafter acquire against Borrower, any other Grantor, or any other guarantor of all or any of the obligations of such Grantor hereunder that arise from the existence or performance of such Grantor’s obligations under this Agreement or any of the other Super Priority Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Super Priority Agent against Borrower or any Collateral which Super Priority Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including the right to take or receive from any Loan Party, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. 2.8 Additional Waivers. No Grantor shall be released or discharged, either in whole or in part, by Super Priority Agent’s failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of Borrower, any Grantor, or any other guarantor, or (ii) protect the property covered by such lien or security interest. 2.9 Subordination. Without limitation on the waivers and releases contained herein, 5 502181873 v2 1205867.00001 each Grantor: (a) subordinates all present and future indebtedness owing by any Loan Party to such Grantor to the obligations at any time owing by such Loan Party to Super Priority Agent under the Super Priority Loan Documents. Each Grantor assigns all such indebtedness to Super Priority Agent as security for this Agreement; (b) agrees to make no claim on such indebtedness until after the Termination Date; and (c) further agrees not to assign all or any part of such indebtedness without the prior written consent of Super Priority Agent, which consent may be granted or withheld by Super Priority Agent in its sole and absolute discretion. If Super Priority Agent so requests, (i) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Super Priority Agent, (ii) all security for such indebtedness held by such Grantor shall be duly assigned and delivered to Super Priority Agent, (iii) if an Event of Default has occurred and is continuing, such indebtedness shall be enforced, collected and held by Grantor as trustee for Super Priority Agent and shall be paid over to Super Priority Agent on account of the Obligations but without reducing or affecting in any manner the liability of Grantor under the other provisions of this Agreement, and (iv) Grantor shall execute, file and record such documents and instruments and take such other action as Super Priority Agent reasonably deems necessary or appropriate to perfect, preserve and enforce Super Priority Agent’s rights in and to such indebtedness and any security therefor. If Grantor fails to take any such action, Super Priority Agent, as attorney in fact for each Grantor, is hereby authorized to do so in the name of such Grantor. The foregoing power of attorney is coupled with an interest and cannot be revoked. ARTICLE 3 GRANT OF SECURITY INTEREST 3.1 Grant. To secure the prompt payment and performance of all Obligations, subject to the last paragraph of this Section, each Grantor hereby grants to Super Priority Agent (for the benefit of the Secured Parties), a continuing security interest in and Lien upon all personal property of such Grantor, including all of the following property, whether now owned or hereafter acquired, and wherever located (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims, including, but not limited each Commercial Tort Claim listed on Schedule 3.1(a) attached hereto; (d) all Deposit Accounts; (e) all Documents; 6 502181873 v2 1205867.00001

(f) all General Intangibles, including Payment Intangibles, Software and Intellectual Property; (g) all Inventory, Equipment, fixtures and other Goods; (h) all Instruments; (i) all Investment Property, including, but not limited to, Grantor’s Equity Interests in each Subsidiary; (j) all Letter-of-Credit Rights; (k) all Supporting Obligations; (l) all monies, whether or not in the possession or under the control of Super Priority Agent or a bailee or Affiliate of Super Priority Agent, including any cash Collateral; (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing; (o) all proceeds resulting from key-man policies; and (p) without limiting the generality of the foregoing, any and all of Grantor’s rights (but none of its obligations), title and interests (including security interests) under Permits and the Material Contracts. Notwithstanding anything to the contrary contained in this Section 3.1, Collateral shall not include (collectively, the “Excluded Collateral”): (i) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of any Grantor, as such, or any Permit, if, to the extent and so long as under the terms of such contract, lease, permit, license, charter or license agreement, or such Permit, or Laws with respect thereto, the valid grant of a security interest or lien therein to Super Priority Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, charter or license agreement, or Permit, has not been or is not otherwise obtained; provided that the foregoing exclusion shall in no way be construed (x) to apply if any such prohibition is unenforceable under Sections 9-401, 9-406(d), 9-407, 9-408 or 9-409 of the UCC or other Laws or (y) so as to limit, impair or otherwise affect Super Priority Agent’s unconditional continuing security interests in and liens upon any rights or interests of any Grantor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any accounts), (ii) any Equity Interests of any Subsidiary (other than any wholly- owned Subsidiary) if, to the extent and so long as under the terms of the Organization Documents of such Subsidiary the valid grant of a security interest or lien therein to Super Priority Agent is prohibited and such prohibition has not been or is not waived or the consent of 7 502181873 v2 1205867.00001 the relevant third party has not been or is not otherwise obtained; provided that the foregoing exclusion shall in no way be construed (x) to apply if any such prohibition is unenforceable under Sections 9-401, 9-406(d), 9-407, 9-408 or 9-409 of the UCC or other Laws or (y) so as to limit, impair or otherwise affect Super Priority Agent’s unconditional continuing security interests in and liens upon any rights or interests of any Grantor in or to monies due or to become due under any such Equity Interests, (iii) any property which a Grantor has pledged or deposited (in compliance with the Super Priority Loan Documents) to secure credit card advances made by Compass Bank (until such credit card advances have been indefeasibly paid in full in cash and all obligations to make future credit card advances secured by such property have terminated), the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, to the extent the terms of such documents or the applicable statute (other than the credit card advances made by Compass Bank) prohibit a Lien for the benefit of Super Priority Agent (together with the items described in clauses (i) and (ii) above, the “Restricted Assets”), (iv) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed and has been accepted), and (v) any Equity Interests of any Foreign Subsidiary (except for Equity Interests consisting of not more than 65% of the voting power of all classes of capital stock (or other Equity Interests) entitled to vote of any First Tier Foreign Subsidiary); provided that the proceeds of any Restricted Asset shall be deemed to be Collateral. 3.2 Lien on Deposit Accounts; Cash Collateral. To further secure the prompt payment and performance of all Obligations, each Grantor hereby grants to Super Priority Agent, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in and to each Deposit Account (other than any Excluded Collateral) of such Grantor, and any deposits or other sums at any time credited to any such Deposit Account. Upon the occurrence of a Default or an Event of Default, each Grantor authorizes and directs each bank or other depository to deliver to Super Priority Agent, on a daily basis, all balances in each Deposit Account (other than any Excluded Collateral) maintained by such Grantor with such depository for application to the Obligations then outstanding. Each Grantor irrevocably appoints Super Priority Agent as such Grantor’s attorney-in-fact to collect such balances to the extent any such delivery is not so made. 3.3 Other Collateral. (a) Commercial Tort Claims. Each Grantor shall promptly notify Super Priority Agent in writing if such Grantor has a Commercial Tort Claim (other than, as long as no Default has occurred, a Commercial Tort Claim for less than $1,000,000, individually or $3,500,000 in the aggregate) and, upon Super Priority Agent’s request, shall promptly execute such documents and take such actions as Super Priority Agent reasonably deems appropriate to confer upon Super Priority Agent a valid and enforceable first priority Lien upon such claim. (b) Certain After-Acquired Collateral. Each Grantor shall promptly notify Super Priority Agent in writing if, after the Closing Date, such Grantor obtains any interest in any material Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Super Priority Agent’s reasonable request, shall promptly execute such documents and take such actions as 8 502181873 v2 1205867.00001

Super Priority Agent reasonably deems appropriate to effect Super Priority Agent’s valid and enforceable first priority Lien upon such Collateral (in each case, other than any Excluded Collateral), including obtaining any appropriate possession, or control agreement, or use of commercially reasonable efforts to obtain collateral access agreements. If any Collateral is in the possession of a third party, at Super Priority Agent’s reasonably request, Grantors shall use commercially reasonably efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Super Priority Agent. 3.4 Rights of Super Priority Agent. In addition to the rights and remedies granted to Super Priority Agent herein and in the other Super Priority Loan Documents, Super Priority Agent shall have all of the rights and remedies of a secured party under the UCC with respect to all of the Collateral. ARTICLE 4 REPRESENTATIONS AND WARRANTIES To induce Super Priority Lenders to enter into the transactions contemplated by the Super Priority Loan Documents, each Grantor represents and warrants to the Super Priority Agent and the Secured Parties as follows (which representations and warranties shall survive the execution and delivery of this Agreement and the funding of the initial Loans): 4.1 Title to Collateral; Priority of Security Interest. Grantor has full, complete, indefeasible and marketable title to all of the material Collateral absolutely free and clear of any claims, defects, liens, security interests, pledges, title retention agreements or other encumbrances other than the Permitted Liens. Except as have been terminated or as pertains to a Permitted Lien, no financing statement that names Grantor as a debtor or which lists any of the Collateral as collateral (other than those which name Super Priority Agent as the secured party) has been filed in any place, and Grantor has not signed any financing statement or any security agreement authorizing any other secured party other than Super Priority Agent to file any such financing statement. 4.2 Mailing Address; Chief Executive Office; Principal Place of Business. The address for Grantor as set forth in Schedule 5.12(b) to the Super Priority Credit Agreement is Grantor’s correct mailing addresses, and the address of Grantor’s chief executive office or sole place of business. 4.3 Other Names. Grantor has not changed its name or used any other name or any trade name within the five (5) year period immediately preceding the date of this Agreement, except as disclosed to Super Priority Agent in writing. Grantor shall not change its name nor change or reorganize the type of business entity under which it does business except in accordance with Section 7.20 of the Super Priority Credit Agreement. 4.4 Location of Goods and Inventory. As of the date of this Agreement, all of the Goods and Inventory are located only at the real property or leased locations identified on Schedule 4.4 hereto, and none of the Goods or Inventory is stored with, nor in the possession of, 9 502181873 v2 1205867.00001 any bailee, warehouseman, subcontractor, or other similar Person except as noted on Schedule 4.4 hereto. 4.5 Intellectual Property. Except as set forth on Schedule 4.5 hereto, as of the date of this Agreement, Grantor has no registered Intellectual Property and, except as set forth on Schedule 4.5, Grantor has no patents or trademarks issued by, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in the United States or any other country. Grantor has not abandoned any pending patent or trademark application material to its business. 4.6 No Violation. This Agreement does not materially violate the provisions of any material document, agreement or other instrument by which Grantor is bound. 4.7 No Consent or Authorization. No consent or authorization is required as a condition to the execution of this Agreement by Grantor other than those described in Section 5.3 to the Super Priority Credit Agreement. 4.8 Financial Condition. Grantor is fully aware of the financial condition of the Loan Parties and their Subsidiaries; 4.9 Own Investigation. Grantor delivers this Agreement based solely upon Grantor’s own independent investigation and understanding of the transaction of which this Agreement is a part and in no part upon any representation or statement of Super Priority Agent with respect thereto. Grantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning the Loan Parties’ and their Subsidiaries’ financial condition or business operations as Grantor may deem material to its obligations hereunder and Grantor is not relying upon, nor expecting Super Priority Agent to furnish Grantor with, any information in Super Priority Agent’s possession concerning the Loan Parties’ and their Subsidiaries’ financial condition or business operations. 4.10 Continuing Agreement. Grantor acknowledges and agrees that it hereby knowingly accepts the full range of risk encompassed within a contract of “continuing guaranty”, which risk includes, without limitation, the possibility that the Loan Parties will incur or contract for additional indebtedness for which Grantor will be liable hereunder. ARTICLE 5 COVENANTS Until the Termination Date, each Grantor covenants and agrees with Super Priority Agent as follows: 5.1 Offices. Grantor agrees (i) promptly to notify the Super Priority Agent in writing of any change in its chief executive offices or principal place of business and (ii) not to effect or permit any such change unless all filings have been made under the UCC or otherwise that are required in order for the Super Priority Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. 10 502181873 v2 1205867.00001

5.2 Books and Records. (a) Grantor will keep and maintain, at its own cost and expense, satisfactory and complete books and records of and with respect to the Collateral, including records of the status of any pending applications for material Intellectual Property. (b) Grantor shall keep all books and records relating to the Collateral at Grantor’s chief executive office or at one of its principal places of business. (c) Subject to the terms, conditions, and restrictions of the Super Priority Credit Agreement (including Section 6.10 of the Super Priority Credit Agreement), Super Priority Agent shall at all reasonable times and during normal business hours and without hindrance or delay, have access to the above-referenced books and records and any other data relating to the Collateral and the right at all reasonable times and during normal business hours to examine the same and to audit, inspect, verify, check and make extracts or photocopies therefrom. (d) Without limiting the rights of Super Priority Agent under the Super Priority Credit Agreement, following the occurrence and during the continuation of an Event of Default, but subject to the terms, conditions and restrictions of Section 6.10 of the Super Priority Credit Agreement, Super Priority Agent shall have the right, at the cost and expense of Grantor, to audit the books and records of Grantor concerning the Collateral and to require Grantor to procure and deliver to Super Priority Agent, at Grantor’s own cost and expense, all reports and information pertaining to the Collateral and to such portion of the financial condition and business operations of Grantor as Super Priority Agent may reasonably deem necessary. (e) Super Priority Agent shall have a special property interest in all books and records of Grantor pertaining to the Collateral and, at any time, upon the reasonable request of Super Priority Agent following the occurrence and during the continuation of an Event of Default, Grantor shall, at its own cost and expense, deliver all such books or records to Super Priority Agent or its designated representatives and shall deliver to Super Priority Agent or its designated representatives all original and other documents evidencing and relating to the Collateral. 5.3 Equipment. Except as otherwise permitted by the Super Priority Credit Agreement, Grantor shall use its material Equipment solely in the conduct of the Loan Parties’ and their Subsidiaries’ business. 5.4 Goods and Inventory. Grantor shall keep, store or regularly garage the Goods and Inventory which are material to Grantor’s businesses in a careful, secure and commercially reasonable manner at Grantor’s principal places of business or at those locations identified on Schedule 4.4 hereto and, except for sales of Goods or Inventory in the ordinary course of business and as otherwise permitted under the Super Priority Credit Agreement, shall not change the location of any item of the Goods or Inventory which are material to Grantor’s businesses without the prior written consent of Super Priority Agent, which consent shall not be unreasonably withheld. Such consent will be deemed to have been given if Super Priority Agent 11 502181873 v2 1205867.00001 fails to reply to the request for such consent within fifteen (15) business days after such request is delivered pursuant to the notice requirements found in the Super Priority Credit Agreement. 5.5 No Transfers of Collateral. Notwithstanding that the Proceeds are included within the definition of “Collateral” (and therefore subject to Super Priority Agent’s security interest hereby granted), Grantor shall not transfer the Collateral or any portion thereof or any interest therein, except to the extent expressly permitted by the terms and conditions of the Super Priority Credit Agreement. 5.6 Liens, Claims and Attachments. Grantor shall maintain the Collateral free from all Liens and legal processes (other than Permitted Liens), and Grantor shall notify Super Priority Agent within ten (10) Business Days after receipt of written notice of any Lien, attachment or judicial proceeding affecting any material item of the Collateral in whole or in part. 5.7 Payment of Taxes, Assessments and Fees. Subject to Section 6.4 of the Super Priority Credit Agreement, Grantor shall pay all taxes, assessments and fees relating to the ownership or use of the Collateral or any portion thereof as and when the same shall be due and payable except for any of the foregoing contested in good faith and subject to appropriate reserves. 5.8 Maintenance, Repairs and Replacements. Grantor shall keep and maintain, or cause to be kept and maintained, all of the material tangible Collateral in good condition, ordinary wear and tear excepted, and shall provide all maintenance and service and make all repairs and replacements necessary for such purpose, subject to Grantor’s reasonable determination of the economic viability of such repair or replacement. If any parts or accessories forming part of the material tangible Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Grantor, at its own expense, shall within a reasonable time replace such parts or accessories or cause the same to be replaced by replacement parts or accessories that have a value and utility at least equal to the parts or accessories replaced, subject to Grantor’s reasonable determination of the economic viability of such repair or replacement. All accessories, parts and replacements for or which are added to or become attached to any of the tangible Collateral shall immediately be deemed incorporated in the tangible Collateral and subject to the security interest granted by Grantor under the Super Priority Loan Documents. 5.9 Right to Inspect. Subject to the terms and conditions of the Super Priority Credit Agreement (including Section 6.10 of the Super Priority Credit Agreement), Super Priority Agent shall have the right to inspect all of the tangible Collateral and all maintenance and repair records relating thereto at all reasonable times. 5.10 Insurance. At its own expense, Grantor shall obtain and maintain customary insurance for Grantor’s businesses covering the material tangible Collateral for the full replacement value thereof. Grantor shall, upon reasonable request, provide to Super Priority Agent on an annual basis evidence satisfactory to Super Priority Agent of its compliance with the insurance coverage requirements of this Section 5.10. 12 502181873 v2 1205867.00001

5.11 Application of Insurance Proceeds. The Net Cash Proceeds of the insurance maintained by Grantor and payable as a result of loss of or damage to any of the tangible Collateral shall be applied in accordance with Section 2.5(b)(iii) of the Super Priority Credit Agreement. Grantor irrevocably appoints Super Priority Agent as Grantor’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any of these insurance policies. 5.12 Financing Statements; Recording Costs; Possession of Collateral. Grantor shall promptly execute, authorize and deliver to Super Priority Agent any financing or continuation statement or other documents required, or procure any documents required (including termination statements, as necessary), to carry out the transactions contemplated by the Super Priority Credit Agreement and to maintain Super Priority Agent’s valid and enforceable (subject to Permitted Liens) first priority Lien in all of the Collateral. Grantor shall pay all state and local stamp or documentary taxes, recordation and transfer taxes, clerks’ fees and filing fees, and all other costs to record such documents and to perfect and maintain Super Priority Agent’s valid and enforceable (subject to Permitted Liens) first priority Lien in all of the Collateral. If any material portion of the Collateral (other than cash) is of a type as to which it is necessary or desirable for Super Priority Agent to take possession of the Collateral in order to perfect, or maintain the priority of, Super Priority Agent’s security interests, then at or prior to the Closing Date, to the extent reasonably requested by the Super Priority Agent, Grantor shall deliver such Collateral to Super Priority Agent, and, with respect to any such Collateral (other than cash) acquired by Grantor after the Closing Date, to the extent reasonably requested by the Super Priority Agent, Grantor shall promptly deliver same to Super Priority Agent. A carbon, photographic, photocopy or other reproduction of a security agreement (including this Agreement) or financing statement shall be sufficient as a financing statement. 5.13 Supporting Materials. Grantor, upon the reasonable request of Super Priority Agent, shall provide Super Priority Agent from time to time with: (a) written statements or schedules identifying and describing the Collateral, and all additions, substitutions, and replacements thereof, in such reasonable detail as Super Priority Agent may reasonably require; (b) copies of customers’ invoices or billing statements; (c) proof of the sale or lease of goods or evidence of the satisfactory performance of services which gave rise to any Accounts; and (d) such other schedules and information as Super Priority Agent may reasonably require. The items to be provided under this Section 5.13 shall be in a form reasonably satisfactory to Super Priority Agent and are to be executed and delivered to Super Priority Agent from time to time solely for Super Priority Agent’s convenience in maintaining records of the Collateral. Grantor’s failure to give any of such items to Super Priority Agent shall not affect, terminate, modify or otherwise limit Super Priority Agent’s security interests in any of the Collateral. 5.14 Notification of Delays. Grantor, upon the reasonable request of Super Priority Agent, shall regularly advise Super Priority Agent of any delay in delivery or performance, or claims made, in regard to any of the Collateral. 5.15 Additional Covenants Relating to Accounts and Chattel Paper. Subject to the terms and conditions of the Super Priority Credit Agreement, upon the reasonable request of Super Priority Agent, at any time after the occurrence and during the continuation of an Event of Default, Grantor shall deposit, or cause to be deposited, all checks, drafts, cash and other 13 502181873 v2 1205867.00001 remittances in payment of, or on account of payment of, any and all Accounts and Chattel Paper (all of the foregoing herein collectively referred to as “Items of Payment”) to an account (the “Collateral Account”) designated by Super Priority Agent at a bank or other financial institution designated by Super Priority Agent. Super Priority Agent shall not be responsible for the solvency of any such bank or other financial institution, or the management and administration of the Collateral Account. Super Priority Agent alone shall have the power to access and make withdrawals from the Collateral Account. Grantor shall deposit such Items of Payment for credit to the Collateral Account within two (2) Business Days of the receipt thereof and in precisely the form received, except for the endorsement of Grantor where necessary to permit the collection of such Items of Payment, which endorsement Grantor hereby agrees to make. Pending such deposit, Grantor will not commingle any such Items of Payment with any of its other funds or property, but will hold them separate and apart. Super Priority Agent shall be entitled, from time to time in Super Priority Agent’s discretion, to apply the funds in the Collateral Account against any of the Obligations. Once no Event of Default is outstanding, Super Priority Agent shall return all Items of Payment maintained in the Collateral Account to Borrower. 5.16 Additional Covenants Relating to Intellectual Property. (a) Except in the Ordinary Course of Business or as otherwise permitted under the Super Priority Credit Agreement, Grantor will not transfer or grant an exclusive or non-exclusive license relating to, or otherwise dispose of any material intellectual property without the prior written consent of Super Priority Agent, (not to be unreasonably withheld or delayed). (b) Grantor shall not file any application for the issuance of a patent or trademark with the United States Patent and Trademark Office or any similar office or agency in the United States or any other country, unless Grantor has notified Super Priority Agent in writing of such action within 30 days thereafter and, upon the reasonable request of Super Priority Agent, Grantor shall execute and deliver to Super Priority Agent any and all assignments, agreements, instruments, documents and such other papers as may be reasonably requested by Super Priority Agent to effect an assignment of such application to Super Priority Agent. (c) Grantor will not do any act, nor omit to do any act, whereby any such patents or trademarks, once granted and which remain useful, in any material respect, to Grantor’s business, may become abandoned or unenforceable, and Grantor shall notify Super Priority Agent promptly if it knows or has reason to know of any reason why any application, material to the business, may become abandoned, invalidated or the subject of any suit. (d) Grantor will render any assistance reasonably necessary to Super Priority Agent without cost in any proceeding before the United States Patent and Trademark Office or any similar office or agency in the United States or any other country to maintain each application, material to the business, for any patents, copyrights, trademarks or other Intellectual Property, including, without limitation, the filing of all renewals and the payment of all annuities. 5.17 Notice to the Secured Party; Joinder by Grantor. Grantor will notify Super Priority Agent within ten (10) Business Days if Grantor should learn of any unauthorized use or 14 502181873 v2 1205867.00001 infringement of a material nature by any Person with respect to any of the material Collateral. Following any such notice, if reasonably requested by Super Priority Agent, Grantor, at Grantor’s expense, shall join with Super Priority Agent in such action as Super Priority Agent, in its discretion, may deem advisable for the protection of the valid and enforceable (subject to Permitted Liens) first priority Lien of Super Priority Agent. ARTICLE 6 INDEMNIFICATION THE GRANTORS, JOINTLY AND SEVERALLY, SHALL INDEMNIFY THE SUPER PRIORITY AGENT (AND ANY SUB-AGENT THEREOF), EACH SUPER PRIORITY LENDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY GRANTOR, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER SUPER PRIORITY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED, LEASED OR OPERATED BY ANY GRANTOR OR ANY SUBSIDIARY THEREOF, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY GRANTOR OR ANY SUBSIDIARY THEREOF OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY GRANTOR, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY GRANTOR AGAINST AN INDEMNITEE FOR BREACH 15 502181873 v2 1205867.00001

IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER SUPER PRIORITY LOAN DOCUMENT, IF THE BORROWER OR SUCH GRANTOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THIS ARTICLE 6 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. THE OBLIGATIONS CONTAINED IN THIS ARTICLE 6 SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND SHALL SURVIVE ANY TERMINATION, RELEASE, OR DISCHARGE EXECUTED BY SUPER PRIORITY AGENT IN FAVOR OF ANY GRANTOR OR ANY OTHER PARTY. ARTICLE 7 DEFAULT AND REMEDIES Upon the occurrence and during the continuation of an Event of Default (including, without limitation, any Grantor’s breach of any representation or warranty under this Agreement or violation or failure to perform under any of the covenants contained in this Agreement, but subject to the terms of the Super Priority Credit Agreement), Super Priority Agent shall immediately be entitled to exercise, in addition to those available at law or in equity, all of the following rights and remedies: 7.1 Collection. Super Priority Agent may proceed directly and at once without notice against any Grantor to collect and recover the full amount of the liability hereunder, or any portion thereof, without proceeding against any Loan Party or any other Person, or endorser, surety or guarantor, or foreclosing upon, selling, or otherwise disposing of, or enforcing, or collecting or applying any Collateral, Super Priority Agent may then have as security for the Obligations, and without enforcing or proceeding under any other guaranty. 7.2 Assemble Collateral. Super Priority Agent may require any Grantor (at such Grantor’s sole expense) to assemble and to forward promptly any or all of the Goods, Equipment, Chattel Paper, and Inventory to Super Priority Agent at such location(s) as shall be reasonably required by Super Priority Agent. 7.3 Take Possession. Without breaching the peace, Super Priority Agent may enter upon the premises where any Goods, Equipment, Chattel Paper, monies, deposit accounts or rights to money are located and take immediate possession thereof, by summary proceedings or otherwise, and Super Priority Agent may remove any of such items, all without liability of Super Priority Agent to any Grantor for or by reason of such entry, taking of possession or removal in the absence of gross negligence thereof. 7.4 Appointment of Receiver. Super Priority Agent shall be entitled to appointment of a receiver to take possession of and to manage all or any portion of the Collateral. Super Priority Agent may obtain such appointment without notice to, or demand of any Grantor, on an ex parte basis before any court of competent jurisdiction, and without regard to the adequacy of the Collateral as security for the Obligations. 16 502181873 v2 1205867.00001

7.5 Sale of Collateral. Super Priority Agent may sell, assign, and deliver or otherwise dispose of or cause to be sold or otherwise disposed of, the whole or any part of the Collateral, at one or more commercially reasonable public or private sales, without demand or advertisement of the time or place of sale or of any adjournment thereof, each of which is hereby expressly waived. The sale or other disposition may be made for such price and upon such terms and conditions as Super Priority Agent may deem best in its exercise of its commercially reasonable discretion. Super Priority Agent shall apply the proceeds from such sale or sales or such other disposition or dispositions: first, to the settlement of all liens or claims on the Collateral with a lien priority greater than that of Super Priority Agent; second, to the payment of all reasonable expenses connected with the assembly, preservation, preparation, and sale or other disposition of the Collateral, including any trustees’ or auctioneers’ fees, commissions or other expenses; third, in accordance with Section 8.3 of the Super Priority Credit Agreement. Each Grantor hereby expressly waives all rights of appraisal, whether before or after the sale or other disposition, and any right of redemption after the sale or other disposition. Each Grantor shall have the right to redeem any of the Collateral up to the time of the sale or other disposition by paying to Super Priority Agent, the aggregate amount of the Obligations, together with all costs incurred by Super Priority Agent in collecting such amounts or in enforcing its rights and remedies hereunder, and any other monetary Obligations then due and owing. 7.6 Attorney-in-Fact. Each Grantor hereby irrevocably appoints Super Priority Agent as such Grantor’s attorney-in-fact, with power of substitution, to do each of the following in the name of such Grantor and on its own behalf or in the name of Super Priority Agent or otherwise, for the use and benefit of Super Priority Agent, but at the cost and expense of such Grantor, and without notice to such Grantor: (a) sign or authorize financing statements, continuation statements or other recordable documents reasonably necessary to provide notice of the security interest granted herein in the applicable public records; (b) following the occurrence of an Event of Default, notify the debtors or other party(ies) obligated under any of the Accounts, Chattel Paper or General Intangibles to make payments thereon directly to Super Priority Agent, and to take control of the cash and non- cash proceeds of any Collateral; (c) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (d) release, make exchanges, substitutions, or surrender all or any part of the Collateral; (e) following the occurrence of an Event of Default, remove from Grantor’s places of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to Super Priority Agent, make such use of Grantor’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral; 17 502181873 v2 1205867.00001

(f) following the occurrence of an Event of Default, repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor; (g) demand, collect receipt for, and give renewals, extensions, discharges and releases of, any of the Collateral; (h) following the occurrence of an Event of Default, institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (i) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (j) following the occurrence of an Event of Default, endorse the name of Grantor upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an Account Debtor; (k) following the occurrence of an Event of Default, institute and prosecute legal and equitable proceedings to reclaim any of the goods sold to any debtor obligated on an Account, Chattel Paper, or General Intangible at a time when such debtor was insolvent; (l) following the occurrence of an Event of Default, receive and open all mail addressed to Grantor and notify the postal authorities to change the addresses for the delivery of mail to Grantor to such addresses as Super Priority Agent may designate; and (m) following the occurrence of an Event of Default, execute and deliver on behalf of Grantor one or more instruments of assignment of the Intellectual Property (or application, letters patent or recording relating thereto), in form suitable for filing, recording or registration. The foregoing powers are coupled with an interest and are irrevocable so long as any monetary Obligations remain outstanding. This appointment may be discharged by any officer or attorney of such attorney-in-fact. 7.7 Right to Make Payments or Otherwise Cure. Super Priority Agent may take any actions, make any payments, or incur any reasonable expenses (including, without limitation, the payment of filing fees, court costs, travel expenses and reasonable attorneys’ fees) as may be necessary or appropriate to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the assignment granted hereunder. 7.8 Intellectual Property Remedies. In addition to all other rights and remedies, Super Priority Agent, following the occurrence and during the continuation of an Event of Default, shall have the following rights and remedies with respect to intellectual property, each of which may be exercised without notice to, or consent by, any Grantor except as expressly provided for herein: (a) Super Priority Agent may require that Grantor immediately discontinue any existing use of intellectual property and that Grantor not make further use of intellectual property for any purpose whatsoever; 18 502181873 v2 1205867.00001

(b) Upon ten (10) calendar days’ prior notice to Grantor, Super Priority Agent may grant one or more exclusive or non-exclusive license or licenses relating to any of intellectual property for such term or terms, on such conditions, and in such manner, as Super Priority Agent shall in its sole discretion deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout the United States of America, its territories and possessions, and throughout all foreign countries; (c) Upon ten (10) calendar days’ prior notice to any Grantor, Super Priority Agent may assign, sell or otherwise dispose of intellectual property or any part thereof, either with or without special conditions or stipulations. Super Priority Agent shall have the power to purchase intellectual property or any part thereof, and Super Priority Agent shall also have the power to execute all assurances and to perform all other acts which Super Priority Agent may, in its sole discretion, deem appropriate or proper to complete such assignment, sale or disposition; (d) Super Priority Agent may first apply the proceeds actually received from any such license, assignment, sale or other disposition of intellectual property to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel and other expenses which may be incurred by Super Priority Agent. Thereafter, Super Priority Agent may apply any remaining proceeds to such of the Obligations as Super Priority Agent may in its sole discretion determine. Each Grantor shall remain liable to Super Priority Agent for any expenses or the Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Super Priority Agent on demand any such unpaid amount; and (e) If any such license, assignment, sale or other disposition of intellectual property (or any part thereof) is made after the occurrence of an Event of Default under any of the Super Priority Loan Documents, each Grantor shall supply to Super Priority Agent or Super Priority Agent’s designee, such Grantor’s knowledge and expertise relating to the manufacture and sale of the products according to the patented inventions, such Grantor’s customer lists, and other records relating to the distribution of any products related thereto. ARTICLE 8 ADDITIONAL PROVISIONS 8.1 Independent and Separate Obligations. The obligations of each Grantor hereunder shall be absolute and unconditional and are independent of the obligations of such Grantor or of any other person, endorser, surety or guarantor; and, in the event of any Default hereunder, a separate action or actions may be brought and prosecuted against any Grantor whether or not such Grantor is the alter ego of any Loan Party and whether or not such Grantor is joined therein or a separate action or actions are brought against Borrower. Super Priority Agent’s rights hereunder shall not be exhausted until all of the Obligations have been indefeasibly paid in full in cash and performed (other than Contingent Obligations not then due). 8.2 Deficiency. Each Grantor shall be and remain liable for all of the Obligations remaining after crediting to such Grantor any net proceeds received by Super Priority Agent following exercise of any of its rights and remedies hereunder. 19 502181873 v2 1205867.00001

8.3 [Reserved]. 8.4 No Duty to Act. Nothing contained in this Agreement or any of the other Super Priority Loan Documents shall be construed as requiring Super Priority Agent to take any particular enforcement or remedial action or combination of enforcement or remedial actions at any time. 8.5 Bankruptcy. (a) All of the Obligations shall, at the option of Super Priority Agent, forthwith become due and payable if there shall be filed against Borrower a petition in bankruptcy or for insolvency proceedings or for reorganization, dissolution or liquidation, or for appointment of a receiver or trustee, or if Borrower or any Grantor makes an assignment for the benefit of creditors. This Agreement shall remain in full force and effect, without abatement, until the Obligations have been paid or performed in full and all other obligations guaranteed hereunder have been performed (other than Contingent Obligations not then due) to the satisfaction of Super Priority Agent, it being expressly understood and agreed to by each Grantor that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential, set aside or must otherwise be restored or returned by Super Priority Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor all as though such payment had not been made, to Grantor or a trustee, receiver or any other party. Each Grantor understands and agrees that in the event Super Priority Agent is required to so return all or any portion of a payment received from Borrower, such Grantor shall be required to pay Super Priority Agent for such amount. (b) So long as any of the obligations guaranteed hereunder shall be owing to Super Priority Agent, no Grantor shall, without the prior written consent of Super Priority Agent, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Grantor. Each Grantor understands and acknowledges that by virtue of this Agreement, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to such Grantor. As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning any Grantor shall not affect the obligation of such Grantor to pay and perform the Obligations in accordance with its original terms. In any bankruptcy or other proceeding in which the filing of claims is required by Law, each Grantor shall file all claims which such Grantor may have against such Grantor or relating to any indebtedness of Borrower to such Grantor and shall assign to Super Priority Agent all rights of such Grantor thereunder. If Grantor does not file any such claim, Super Priority Agent, as attorney in fact for each Grantor, is hereby authorized to do so in the name of such Grantor or, in Super Priority Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Super Priority Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Super Priority Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Super Priority Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Grantor 20 502181873 v2 1205867.00001 hereby assigns to Super Priority Agent all of such Grantor’s rights to any such payments or distributions; provided, however, such Grantor’s obligations hereunder shall not be satisfied except to the extent that Super Priority Agent receives cash by reason of any such payment or distribution. If Super Priority Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Agreement. Notwithstanding anything to the contrary herein, the liability of each Grantor hereunder shall be reinstated and revised, and the rights of Super Priority Agent shall continue, with respect to any amount at any time paid by or on behalf of such Grantor on account of the Super Priority Loan Documents which Super Priority Agent shall restore or return by reason of the bankruptcy, insolvency or reorganization of such Grantor or for any other reasons, all as though such amount had not been paid. 8.6 Remedies Not Limited; Partial Exercise. All of Super Priority Agent’s rights and remedies, whether provided under this Agreement, the other Super Priority Loan Documents, at law, in equity, or otherwise shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively or concurrently, and each Grantor hereby agrees that Super Priority Agent may enforce its rights separately hereunder with respect to individual items or classes of Collateral without waiving or prejudicing in any respect Super Priority Agent’s rights hereunder with respect to any other items or classes of Collateral. Super Priority Agent may exercise any other right or remedy which may be available to it under this Agreement, the Super Priority Credit Agreement or applicable Law, including, without limitation, the remedies set forth in Article VIII of the Super Priority Credit Agreement, or may proceed by appropriate court action to enforce the terms hereof, to recover damages for the breach hereof, or to rescind this Agreement in whole or in part. 8.7 Costs of Enforcement. Subject to Section 10.4 of the Super Priority Credit Agreement, each Grantor shall be liable for all costs reasonably incurred by Super Priority Agent or any Super Priority Lender in collecting any sums owed to Super Priority Agent under the Super Priority Loan Documents or in otherwise enforcing any of the Obligations (whether or not suit is brought), including, without limitation, all reasonable attorneys’ fees and expenses, court costs, and reasonable costs of consultants, appraisers and other advisors retained by Super Priority Agent. In the event of any Default, Super Priority Agent may, in its own discretion, cure such Default and, if it does so, any expenditures made for such purpose shall be added to the principal of the Obligations. 8.8 Mitigation of Damages. To the extent permitted by Law, each Grantor hereby waives any notice or other mandatory requirements of Law, now or hereafter in effect, which might require Super Priority Agent to sell, lease or otherwise use any of the Collateral in mitigation of Super Priority Agent’s damages; provided, however, that such Grantor does not waive any legal requirement that Super Priority Agent act in a commercially reasonable manner. 8.9 No Waivers by Super Priority Agent or Super Priority Lender. No failure of Super Priority Agent or any Super Priority Lender to exercise, or delay by Super Priority Agent or any Super Priority Lender in the exercise of, any of its rights and remedies granted herein following the occurrence of a Default or an Event of Default shall constitute a waiver of any of Super Priority Agent’s or any Super Priority Lender’s rights with respect to such Default or Event of Default or any subsequent Default or Event of Default (whether or not similar). Any failure or delay by Super Priority Agent or any Super Priority Lender to require strict 21 502181873 v2 1205867.00001 performance by any Grantor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument, shall not affect Super Priority Agent’s or any Super Priority Lender’s right to demand strict compliance and performance therewith. 8.10 Waiver of Notice and Hearing Regarding Probable Cause by Grantor. Each Grantor acknowledges being advised of a constitutional right, as to pre-judgment relief as may be sought by Super Priority Agent through the process of a court, to notice and a court hearing to determine whether, upon default, there is probable cause to sustain the validity of Super Priority Agent’s claim and whether Super Priority Agent is entitled to possession of the Collateral. Being so advised, each Grantor, in regard to such relief and to the fullest extent permitted by Law, hereby voluntarily gives up, waives and surrenders any right to a notice and hearing to determine whether there is probable cause to sustain the validity of Super Priority Agent’s claim. Any notices required pursuant to any state or local law shall be deemed reasonable if mailed by Super Priority Agent to the persons entitled thereto at their last known addresses at least ten (10) calendar days prior to disposition of the Collateral, and in reference to a private sale, need state only that Super Priority Agent intends to negotiate such a sale. 8.11 Super Priority Agent’s Actions. Super Priority Agent may take or release the Collateral or other security, may release any party primarily or secondarily liable for any Indebtedness to Super Priority Agent, may grant extensions, renewals or indulgences with respect to such Indebtedness, and may apply any other security therefor held by it to the satisfaction of such Indebtedness, all without prejudice to any of its rights or any Grantor’s obligations hereunder or under any of the other Super Priority Loan Documents. 8.12 Taxes. Subject to Section 3.1 of the Super Priority Credit Agreement, all payments hereunder shall be made without any counterclaim of setoff, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (other than on the income of Super Priority Agent) (“Taxes”), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by any Grantor hereunder. If for any reason, any such reduction is made or any Taxes are paid by Super Priority Agent, subject to Section 3.1 of the Super Priority Credit Agreement, Grantor will pay to Super Priority Agent the additional amounts as may be necessary to ensure that it receives the same net amount that it would have received had no reduction been made of Taxes paid. 8.13 Liability for Loss. Super Priority Agent shall not be liable for any loss to the Collateral in its possession, nor shall such loss diminish the debt due, except for loss caused by Super Priority Agent’s willful misconduct or gross negligence. 8.14 Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor therefrom shall be effective unless the same shall be in writing and signed by Super Priority Agent and each Grantor. No failure on the part of Super Priority Agent to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right. 22 502181873 v2 1205867.00001

8.15 Notices. All notices hereunder shall be given in accordance with the notice provisions in the Super Priority Credit Agreement. Each Grantor agrees that ten (10) Business Days’ prior notice of the time and place of any public sale of all or any portion of the Collateral, or of the time after which a private sale of all or any portion of the Collateral will be made, is commercially reasonable notice. 8.16 Joint and Several Obligations. Each Grantor’s obligations hereunder are joint and several obligation of all such Persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns. 8.17 Amendments and Modifications. The provisions of this Agreement shall extend and be applicable to all renewals, amendments, extensions and modifications of the Obligations and the documents, agreements and other instruments evidencing, securing or otherwise executed in connection with the Obligations, and all references to the Obligations and such documents, agreements or instruments shall be deemed to include any renewal, extension, amendment or modification thereof. 8.18 Further Assurances. Each Grantor will promptly and duly execute and deliver to Super Priority Agent such further documents and assurances and take such further actions as Super Priority Agent may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Super Priority Agent hereunder. 8.19 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, each Grantor, Super Priority Agent, and their respective successors and assigns. 8.20 Assignment. Each Grantor acknowledges that it may not assign any of its rights or delegate any of its duties under this Agreement. Super Priority Agent may assign all of its right, title and interest in and to this Agreement and the Collateral to any transferee of the Obligations where such Obligations are transferred in accordance with the terms of the Super Priority Credit Agreement. 8.21 Governing Law; Venue, etc. (a) Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Super Priority Agent, any Super Priority Lender, or any Secured Party of the foregoing in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York county and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and 23 502181873 v2 1205867.00001 agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Super Priority Agent, any Super Priority Lender or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction. (c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.15. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. (e) Each Grantor expressly acknowledges and agrees that the provisions of this Section 8.21 are reasonable and made for the express benefit of Super Priority Agent. 8.22 Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SUPER PRIORITY LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 8.23 Termination of Agreement; Release of Security Interest. Upon the Termination Date, this Agreement shall terminate without further action by Super Priority Agent; provided, however, that this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the 24 502181873 v2 1205867.00001

Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Upon termination of this Agreement, Super Priority Agent will execute and deliver to each Grantor, at its expense, any releases, termination statements or similar instruments of reconveyance as such Grantor may reasonably request. Upon the Disposition of any Collateral (to the extent permitted under the Super Priority Credit Agreement) or of any Subsidiary (to the extent permitted under the Super Priority Credit Agreement), Super Priority Agent will execute and deliver to each Grantor, at its expense, any releases, termination statements or similar instruments of reconveyance as such Grantor may reasonably request with respect to such Collateral or such Subsidiary. 8.24 Severability. Any provision of this Agreement or of any related instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Grantor hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect. 8.25 Headings. The section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof. 8.26 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (“PDF”) or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Grantor and Super Priority Agent. Super Priority Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature. No party may raise the use of a facsimile, PDF or other electronic means, or the fact that any signature was transmitted through the use of a facsimile, PDF or other electronic means, as a defense to the enforcement of this Agreement. 8.27 Super Priority Credit Agreement. Nothing contained herein is intended to, nor shall, amend, modify or supplement the terms and conditions of the Super Priority Credit Agreement or any other Super Priority Loan Documents, nor restrict in any way, any rights or remedies Super Priority Agent may have under the Super Priority Credit Agreement or any of the other Super Priority Loan Documents. 25 502181873 v2 1205867.00001

[Signature Page Follows] 26 502181873 v2 1205867.00001

SCHEDULE 3.1(A) TO SECURITY AGREEMENT COMMERCIAL TORT CLAIMS None. 502181873 v2 1205867.00001

SCHEDULE 4.4 TO SECURITY AGREEMENT

LOCATION OF GOODS AND INVENTORY

Grantor	Location
Athas Administrative LLC	8080 Park Lane, Suite 400, Dallas, TX 75231
Athas Health LLC	8080 Park Lane, Suite 400, Dallas, TX 75231
Athas Holdings LLC	8080 Park Lane, Suite 400, Dallas, TX 75231
Central Dallas Management, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Central Medical Solutions LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Chandler Surgery Center, LLC	1475 West Chandler Blvd. Chandler, AZ 85224
Concertis, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Downtown Dallas Surgery Center, LLC	11700 Katy Frwy., Suite 300, Houston, TX 77079
Hermann Drive Surgical Hospital, LP	2001 Hermann Drive, Houston, Texas 77004
Houston Microsurgery Institute, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Marsh Lane Surgical Hospital, LLC	2301 Marsh Lane, Plano, Texas 75093
MPDSC, LLC	3750 Medical Park Suite 300 Dickinson, Texas 77539
NHC Arizona Professional Associates, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Nobilis Arizona Holding Company, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Nobilis Health Corp.	11700 Katy Freeway, Suite 300 and 400 Houston, Texas 77079
Nobilis Health Marketing, LLC	8080 Park Lane, Suite 400, Dallas, TX 75231
Nobilis Surgical Assist, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Northstar Healthcare General Partner, L.L.C.	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Northstar Healthcare Limited Partner, L.L.C.	11700 Katy Freeway, Suite 300, Houston, Texas 77079

502181873 v2 1205867.00001

Northstar Healthcare Holdings, Inc.	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Northstar Healthcare Acquisitions, L.L.C.	11700 Katy Freeway, Suite 300, Houston, Texas 77079
	7324 Southwest Freeway, Suite 700 Houston, TX 77074
	14555 N. Scottsdale Rd., Suite 160, Scottsdale, AZ 85254
Northstar Healthcare Surgery Center - Scottsdale, LLC	9377 East Bell Road Suites 131,201,207,225 Scottsdale, Arizona 85260
Northstar Healthcare Management Company, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Northstar Healthcare Subco, L.L.C.	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Northstar Healthcare Surgery Center - Houston, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
North Phoenix ASC Management, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Peak Neuromonitoring Associates - Texas, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Peak Neuromonitoring Associates - Texas II, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Peak Surgeon Innovations, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Premier Health Specialists, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Southwest Freeway Surgery Center, LLC	4120 Southwest Freeway, Houston, Texas 77027
Southwest Houston Surgical Assist, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Southwest Freeway Surgery Center Management, LLC	11700 Katy Freeway, Suite 300, Houston, Texas 77079
The Palladium for Surgery - Dallas, Ltd.	11700 Katy Freeway, Suite 300, Houston, Texas 77079
Plano Surgical Management, LLC	11700 Katy Frwy., Suite 300, Houston, TX 77079
	2301 Marsh Ln., Plano, Texas 75093
Phoenix Surgery Center, LLC	20045 North 19th Avenue Phoenix, AZ 85027
Oracle Surgery Center, LLC	5585 North Oracle Road, Suite B Tuscon, AZ 85704
Nobilis Vascular Holding	11700 Katy Freeway, Suite 300,

82956925
502181873 v2 1205867.00001

Company, LLC Houston, Texas 77079 Nobilis Vascular Texas, LLC 4690 Sweetwater Blvd., Suite 200 and Suite 160, Sugar Land, TX 77479 4690 Sweetwater Blvd., Suite 113, Sugar Land, TX 77479 23510 Kingsland Blvd, Katy, TX 77479 251 Medical Center Blvd., Suite 200 and Suite 210, Webster, TX 77598 9323 Pinecroft, Suite 200, The Woodlands, TX 77380 1650 Round Rock Ave., Suite 100, Round Rock, TX 78681 19701 Kingwood Dr., Bldg. #1, Suite B, Kingwood, TX 77339 19016 Stone Oak Parkway, Suite 180, San Antonio, TX 78258 PSH Management, LLC 11700 Katy Freeway, Suite 300, Houston, Texas 77079 82956925 502181873 v2 1205867.00001

SCHEDULE 4.5 TO SECURITY AGREEMENT INTELLECTUAL PROPERTY MARK COUNTRY SERIAL FILING REG. NO. REG. DATE OWNER/GRANTOR NO. DATE (APPLICANT) NOBILIS HEALTH US 86/375,40 08/23/20 4805340 09/01/2015 Nobilis Health Corp. 9 14 US 86/119,45 11/14/20 4555939 06/24/2014 Nobilis Health Corp. 0 13 NUESTEP US 86/119,44 11/14/20 4555938 06/24/2014 Nobilis Health Corp. 7 13 STEP AWAY FROM US 86/119,44 11/14/20 4555937 06/24/2014 Nobilis Health Corp. FOOT PAIN 4 13 US 77/301,10 10/10/20 3444878 06/10/2008 Northstar Healthcare 9 07 Acquisitions, L.L.C. ACCURASCOPE US 85/267,41 03/15/20 4041538 10/18/2011 Nobilis Health Corp. 0 11 NORTHSTAR US 77/892,04 12/11/20 N/A N/A Nobilis Health Corp. HEALTHCARE 3 09 US 86/90553 02/11/20 5048824 9/27/2016 Nobilis Health Corp. 0 16 MIRI US 86/90551 02/11/20 5045253 9/20/2016 Nobilis Health Corp. 0 16 US 86/91388 02/19/20 N/A N/A Nobilis Health Corp. 4 16 US 86/91385 02/19/20 5184510 4/18/2017 Nobilis Health Corp. 4 16 MIGRAINE US 86/91380 02/19/20 5152966 2/28/2017 Nobilis Health Corp. TREATMENT 9 16 CENTERS OF AMERICA NORTH AMERICAN US 86/91374 02/19/20 5158193 3/7/2017 Nobilis Health Corp. SPINE 4 16 OMEGA US 86/91370 02/19/20 5045527 9/20/2016 Nobilis Health Corp. 8 16 ONWARD US 86/92387 02/29/20 5312306 10/17/2017 Nobilis Health Corp. 7 16 US 87626853 09/28/20 N/A N/A Nobilis Health Corp. INTELLISPINE 17 Tradename Jurisdiction Registration Nobilis Party Number 502181873 v2 1205867.00001

NORTHSTAR HEALTHCARE SURGERY CENTER	Arizona	905897	Northstar Healthcare Surgery Center – Scottsdale, LLC
ARIZONA VEIN & VASCULAR CENTER	Arizona	423625	NHC Arizona Professional Associates, LLC

Licensed Patents

Title	**Appl. No./ Patent No.**	**Filing Date/ Issue Date**	**Nobilis Parties**
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	14/219,880 9,249,588	3/19/14 2/2/16	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	9,322,188 14/560,789	4/26/16 12/4/14	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	9,334,664 14/560,721	5/10/16 12/4/14	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	15/138,134	4/25/16	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	PCT/US2015/021236	3/18/15	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC
Hybrid Operating Room for Combined Surgical and Fixed Imaging Services in an Ambulatory Surgical Center	PCT/US2015/063692	12/3/15	Nobilis Health Corp. Northstar Healthcare Acquisitions, LLC

Internet Domain Names

502181873 v2 1205867.00001

Owner/Nobilis Party	Domain Name
Nobilis Health Corp.	http://www.nobilishealth.com
Athas Health, LLC	http://spinetreatmentcenters.com
Athas Health, LLC	http://northamericanspine.com
Athas Health, LLC	http://migrainecenters.com
Nobilis Health Corp.	http://onwardorthopedics.com
Nobilis Health Corp.	http://northstar-bariatric.com
Nobilis Health Corp.	http://evolveweightlossexperts.com
Nobilis Health Corp.	http://concertishealth.com
Nobilis Health Corp.	http://nuestep.com
Nobilis Health Corp.	http://nuestepprocedure.com
Nobilis Health Corp.	http://miriwomen.com
Athas Health, LLC	http://athas-health.com
Athas Health, LLC	http://microsurg.com
Athas Health, LLC	http://centraldallassurgerycenter.com
Nobilis Health Corp.	http://southwestfreewaysurgerycenter.com
Nobilis Health Corp.	http://victorymedicalhouston.com
Nobilis Health Corp.	http://hermanndrivesurgicalhospital.com
Kirby Surgical Center	http://kirbysurgicalcenter.com
Nobilis Health Corp.	http://planosurgicalhospital.com
Northstar Healthcare Acquisitions, L.L.C	https://azvascular.com/
Northstar Healthcare Acquisitions, L.L.C	https://hamiltonvein.com/
Nobilis Arizona Holding Company, LLC	https://derosamedical.com/
Nobilis Health Corp.	http://firststreetsurgicalcenter.com/
Nobilis Health Corp.	http://firstsurgicalhospital.com/
Nobilis Health Corp.	http://www.scottsdalelibertyhospital.com/
Nobilis Health Corp.	https://clarityveinandvascular.com/
Nobilis Health Corp.	https://nobilisneurodiagnostics.com
Nobilis Health Corp.	https://threesixtyconcierge.com
Nobilis Health Corp.	https://nobilisneurodiagnostics.com

502181873 v2 1205867.00001